Exhibit 99.6

STOCK ORDER FORM	For Internal Use Only

BATCH # ORDER # CATEGORY #

REC’D O C
SEND OVERNIGHT PACKAGES TO: Stock Information Center c/o Keefe, Bruyette & Woods 18 Columbia Turnpike Florham Park, NJ 07932 Call us toll-free, at 1-( ) -

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 2:00 p.m., Eastern Time, on                     , 2015. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form, or by hand-delivery to Cincinnati Federal Savings and Loan Association’s (“Cincinnati Federal”) main office located at 6581 Harrison Avenue, Cincinnati, Ohio. Hand delivered stock order forms will only be accepted at this location. You may not deliver this form to our other Cincinnati Federal offices. Do not mail Stock Order Forms to Cincinnati Federal. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.
(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the Cincinnati Federal deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. IRA and other retirement accounts held at Cincinnati Federal and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

	x $10.00 =	$ .00
Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 20,000 ($200,000). See Stock Order Form Instructions for more information regarding maximum number of shares.
			For Internal Use Only	Cincinnati Federal Deposit Account Number	Withdrawal Amount(s)
(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER
$ ..00
Enclosed is a personal check, bank check or money order made payable to Cincinnati Bancorp in the amount of:		$ .00			$ ..00
Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt.				Total Withdrawal Amount	$ ..00
ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION	ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9:

a.    Depositors of Cincinnati Federal with aggregate balances of at least $50 at the close of business on December 31, 2013.

b.    Depositors of Cincinnati Federal with aggregate balances of at least $50 at the close of business on                     , 2015.

c.    Other depositors of Cincinnati Federal at the close of business on                     , 2015 and borrowers as of January 21, 2015 who maintain such borrowing as of the close of business on                     , 2015.

CommunityOffering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order:

d.    You are a resident of Hamilton, Butler, Warren and Clermont Counties, Ohio.

e.    You are placing an order in the Community Offering, but (d) above does not apply.

If you checked box (a), (b) or (c) under ‘‘Subscription Offering,’’ please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

	Deposit Account Title (Name(s) on Account)	Cincinnati Federal Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT Check if you are a CF Mutual Holding Company, Cincinnati Bancorp or Cincinnati Federal:
Director Officer Employee Immediate family member, as defined in the Stock Order Form Instructions

(7) MAXIMUM PURCHASER IDENTIFICATION

     Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

     Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (“Associate” and “Acting in Concert” defined on reverse side of this form)

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your ownership statement, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.

Individual	Tenants in Common	Uniform Transfers to Minors Act (for reporting SSN, use minor’s)			FOR TRUSTEE/BROKER USE ONLY:
Joint Tenants	Corporation	Partnership	Trust – Under Agreement Dated	Other	IRA (SSN of Beneficial Owner) - -

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.
First Name, Middle Initial, Last Name				SSN/Tax ID No.
Street				Daytime Phone #
City	State	Zip	County (Important)	Evening Phone #

(10) ACKNOWLEDGMENT AND SIGNATURE(S)
I understand that, to be effective, this form, properly completed, together with full payment, must be received no later than 2:00 p.m., Eastern Time, on , 2015, otherwise this form and all subscription rights will be void. (continued on reverse side of this form)
Â ORDER NOT VALID UNLESS SIGNED Á

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE

WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

(over)

STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term “associate” of a person means:

(1)	any corporation or organization, other than CF Mutual Holding Company, Cincinnati Bancorp, Cincinnati Federal or a majority-owned subsidiary of these entities, of which the person is a senior officer, partner or beneficial owner, directly or indirectly, of 10% or more of any class of equity securities of the corporation or organization;
(2)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity, excluding any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a fiduciary capacity; and
(3)	any person who is related by blood or marriage to such person, who either lives in the same house as the person or who is a director or senior officer of CF Mutual Holding Company, Cincinnati Bancorp or Cincinnati Federal or a subsidiary thereof.

Acting in concert – The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or
(2)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the employee plan will be aggregated.

Our directors are not treated as associates of each other solely because of their membership on the Board of Directors. We have the right to determine, in our sole discretion, whether prospective purchasers are associates or acting in concert. Persons having the same address or exercising subscription rights through qualifying accounts registered to the same address generally will be assumed to be associates of, and acting in concert with, each other.

Please see the Prospectus section entitled “The Reorganization and Offering – Limitations on Purchase of Shares” for more information on purchase limitations.

(10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by Cincinnati Bancorp, this Stock Order Form may not be modified or canceled without Cincinnati Bancorp’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $500,000 in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the Plan of Reorganization and Stock Issuance Plan, and the Prospectus dated                     , 2015.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Board of Governors of the Federal Reserve System at                     .

I further certify that, before subscribing for shares of the common stock of Cincinnati Bancorp, I received the Prospectus dated                     , 2015, and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Cincinnati Bancorp in the “Risk Factors” section, beginning on page         . Risks include, but are not limited to the following:

1.	A portion of our loans are commercial real estate and multi-family loans, and construction and land loans, which carry greater credit risk than loans secured by owner occupied one- to four-family real estate. We intend to increase our focus on commercial real estate and multi-family loans and, to a lesser extent, construction loans.
2.	Income from secondary mortgage market operations is volatile, and we may incur losses or charges with respect to our secondary mortgage market operations which would negatively affect our earnings.
3.	Liquidity risk could impair our ability to fund operations and jeopardize our financial condition, growth and prospects.
4.	We incurred operating losses during our most recent fiscal year and may not achieve profitability by implementing our business strategies.
5.	We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.
6.	A portion of our one- to four-family residential mortgage loans is comprised of non-owner occupied properties which increases the credit risk on this portion of our loan portfolio.
7.	A portion of our loans consist of home equity loans and lines of credit, which generally have higher credit risk than traditional residential mortgage loans.
8.	Future changes in interest rates could reduce our profits and asset values.
9.	Historically low interest rates may adversely affect our net interest income and profitability.
10.	We have a high concentration of loans secured by real estate in our market area. Adverse economic conditions, both generally and in our market area, could adversely affect our financial condition and results of operations.
11.	Our small size makes it more difficult for us to compete.
12.	Strong competition within our market areas may limit our growth and profitability.
13.	Government responses to economic conditions may adversely affect our operations, financial condition and earnings.
14.	The short-term and long-term impact of the changing regulatory capital requirements and new capital rules is uncertain.
15.	Risks associated with system failures, interruptions, or breaches of security could negatively affect our earnings.
16.	We could suffer a material adverse impact from interruptions in the effective operation of, or security breaches affecting, our computer systems.
17.	The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.
18.	We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.
19.	Changes in accounting standards could affect reported earnings.
20.	Future legislative or regulatory actions responding to perceived financial and market problems could impair our rights against borrowers.
21.	We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.
22.	You may not receive dividends on our common stock.
23.	Under current law, if we declare dividends on our common stock, CF Mutual Holding Company will be prohibited from waiving the receipt of dividends.
24.	There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock.
25.	The future price of our common stock may be less than the purchase price in the stock offering.
26.	You may not be able to sell your shares of common stock until you have received a statement reflecting ownership of shares, which will affect your ability to take advantage of changes in the stock price immediately following the offering.
27.	The capital we raise in the stock offering may negatively impact our return on equity until we can fully implement our business plan. This could negatively affect the trading price of our shares of common stock.
28.	Our stock-based benefit plans will increase our costs, which will reduce our income.
29.	The implementation of a stock-based incentive plan may dilute your ownership interest.
30.	We have broad discretion in using the proceeds of the stock offering. Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock.
31.	Persons who purchase stock in the offering will own a minority of Cincinnati Bancorp’s common stock and will not be able to exercise voting control over most matters put to a vote of stockholders.
32.	Our stock value may be negatively affected by our mutual holding company structure and federal regulations restricting takeovers.
33.	The corporate governance provisions in our charter and bylaws may prevent or impede the holders of a minority of our common stock from obtaining representation on our board of directors and may also prevent or impede a change in control.
34.	Our management team has limited experience managing a public company, and regulatory compliance may divert its attention from the day-to-day management of our business.
35.	We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our common stock could be less attractive to investors.
36.	We have elected to delay the adoption of new and revised accounting pronouncements, which means that our financial statements may not be comparable to those of other public companies.

By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

ç See Front of Stock Order Form